UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484)254-6134
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 17, 2026, NRx Pharmaceuticals, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) for an aggregate of $20,000,000 of the Company’s shares (the “Shares”) of common stock, par value $0.001 per share, issuable pursuant to that certain At-The-Market Offering Agreement, as amended (the “Offering Agreement”), with H.C. Wainwright & Co., LLC, dated August 14, 2023. Any Shares sold under the Offering Agreement will be issued under the registration statement on Form S-3 (File No. 333-288205) initially filed by the Company with the Securities and Exchange Commission on June 20, 2025, as thereafter amended or supplemented, and declared effective on December 22, 2025, the base prospectus filed as part of such registration statement and the Prospectus Supplement.

The Company is filing this Current Report on Form 8-K to provide the legal opinion of Cozen O’Connor as to the validity of the Shares. A copy of the opinion is filed as Exhibit 5.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Cozen O’Connor.

23.1	Consent of Cozen O’Connor (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRx Pharmaceuticals, Inc.

Date: February 17, 2026	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Its:	Chief Executive Officer